EXHIBIT 10.S
FLEET NATIONAL BANK                                          LOAN AGREEMENT


      THIS AGREEMENT made this 1st day of March, 2000, by and between Parlex Corporation, a Massachusetts corporation with an address and principal place of business at 145 Milk Street, Methuen, Massachusetts 01844 (hereinafter called the "Borrower") and Fleet National Bank, a national banking association organized and existing under the laws of the United States of America, with a principal place of business at One Federal Street, Boston, Massachusetts 02110-2010 (the "Bank").

                            W I T N E S S E T H :

      The following constitutes the agreement of the parties:

                                  SECTION 1
                                  ---------

                   AMOUNT AND TERMS OF CREDIT AND INTEREST
                   ---------------------------------------

                             THE REVOLVING LOAN
                             ------------------

      1.1 Subject to the terms and conditions of this Agreement, the Bank hereby establishes a revolving line of credit (the "Revolving Loan") of up to Fifteen Million ($15,000,000.00) Dollars (the "Credit Limit") to be advanced as hereinafter provided. The Bank shall, as long as no Event of Default has occurred hereunder, from time to time, make advances comprising the Revolving Loan to the Borrower upon the Borrower's request; provided, however, that no advance will be made if, after giving effect to the Borrower's request for such advance, the outstanding principal balance of the Revolving Loan would exceed the Credit Limit.

      1.2 The Revolving Loan shall be evidenced by a Revolving Line of Credit Note executed by the Borrower made payable to the Bank of even date herewith, in the maximum principal amount of $15,000,000.00 (the "Revolving Note").

      1.3 Interest on advances under the Revolving Loan shall accrue and be payable as provided in a Revolving Note.

      1.4 The principal balance of the Revolving Loan shall be payable as provided in the Revolving Note.

      1.5 Prior to the Expiration Date (as defined below), the Borrower shall pay to the Bank quarterly in arrears, commencing on June 1, 2000 and continuing on the first day of each September, December, March and June thereafter, an unused line fee in an amount equal to one-quarter of one (3%) percent per annum (calculated on the basis of the actual number of days elapsed and a 360-day year) of the average daily unused principal amount of the Revolving Loan for the preceding calendar quarter.

      1.6 On any date on which a payment of interest or principal is due under the Revolving Note, the Bank may charge the Borrower's demand deposit account(s) with the amount thereof. The failure of the Bank to so charge such account shall not relieve the Borrower of its obligations to make payments hereunder.

      1.7 The Bank need not enter payments of interest and principal upon the Revolving Note but may maintain a record thereof on a separate ledger maintained by the Bank.

      1.8 No advance under the Revolving Loan will be made after December 31, 2001 (the "Expiration Date").

      1.9 At any time prior to the close of the Bank's business on the Expiration Date, the Borrower may repay, in whole or in part, the principal amount of the Revolving Loan and may, in the Bank's discretion, reborrow any such amounts repaid, all in accordance with this Section 1.

      1.10 The Bank may, at any time and from time to time, upon the request of the Borrower, but in the Bank's sole and absolute discretion, extend the Expiration Date.

                                THE TERM LOAN
                                -------------

      1.11 Subject to the terms and conditions of this Agreement, the Bank will make a term loan to the Borrower on the date of execution of this agreement (the ATerm Loan@ and together with the Revolving Loan, the ALoans@), in the amount of $15,000,000.00 as evidenced by a Term Note of even date in the original principal amount of $15,000,000.00 (the Term Note@).

      1.12 Interest on the principal balance of the Term Loan shall be payable as provided in the Term Note.

      1.13 The principal balance of the Term Loan shall be payable in quarterly installments as provided in the Term Note.

      1.14 On any date on which a payment of principal or interest is due hereunder, the Bank may charge the Borrower=s demand deposit account(s) with the amount thereof. The failure of the Bank to so charge such account shall not relieve the Borrower of its obligations to make payments hereunder.

      1.15 The Bank need not enter payments of interest and principal upon the Term Note, but may maintain a record thereof on a separate ledger maintained by the Bank.

      1.16 All of the Borrower=s obligations to the Bank, of every kind and description, including those arising under this Agreement, direct or indirect, absolute or contingent, due to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they m ay be evidenced, including those arising under any other agreements, instruments or documents executed in conjunction herewith, or whether evidenced by an agreement or instrument, including obligations to perform acts and refrain from taking action, as well as obligations to repay the Loans, shall constitute the Borrower=s ALiabilities@ to the Bank, as the same may be modified, amended, replaced or extended from time to time.

      1.17 The Revolving Note and Term Note are incorporated herein to the same extent as if they were each set forth in full in this Agreement


                                  SECTION 2
                                  ---------

                       WARRANTIES AND REPRESENTATIONS
                       ------------------------------

      2.1 To induce the Bank to enter into this Loan Agreement and to make the Loans, the Borrower warrants and represents that, as of this date:

      (a) The Borrower is a duly organized and existing corporation under the laws of the Commonwealth of Massachusetts and is in good standing under the laws of said Commonwealth.

      (b) The Borrower is duly qualified to do business and in good standing as a foreign corporation in each state or other jurisdiction where the nature of the business conducted by it or the property owned by it requires such qualification, except where the failure to qualify would not have a material adverse effect on the business, assets or financial condition of the Borrower.

      (c) The Borrower has good and clear record and marketable title to all properties and assets which it purports to own, free and clear of all mortgages, liens, pledges, charges, security interests and encumbrances, other than those listed on Exhibit A attached hereto.

      (d) The Borrower owns and holds or leases all real and personal property necessary or incidental to the present and planned future (to the extent reasonably possible) conduct of its business, including, without limitation, patents, trademarks, service marks, trade names, copyrights and licenses and other rights with respect to the foregoing.

      (e) All books and records of the Borrower, including, but not limited to, minute books, by-laws and books of account are accurate and reflect all matters and transactions which should currently be reflected therein.

      (f) The general nature of the Borrower's business is as set forth on Exhibit A attached hereto.

      (g) The Borrower has no subsidiaries and no investments in the stock or securities of any other corporation, firm, trust or other entity, except as set forth on Exhibit A.

      (h) Except as set forth on Exhibit A, there are no actions, suits, investigations or proceedings pending, or to the actual knowledge of the Borrower threatened, against the Borrower or any of its properties in any court, before any governmental authority, arbitration board, or any other tribunal which, singly or in the aggregate, if decided adversely to the Borrower, would materially and adversely affect the business, properties or condition (whether financial or otherwise) of the Borrower. The Borrower is not, nor by execution and delivery of this Agreement and the performance of its obligations hereunder (with or without the passage of time) will the Borrower be in default with respect to any order of any court, governmental authority, arbitration board or other tribunal.

      (i) The Borrower has furnished to the Bank the financial statements for the time period indicated on Exhibit A attached hereto. Said statements fairly present the condition of the Borrower at the dates thereof, and the statements of operation contained therein fairly present the results of the operations of the Borrower for the periods indicated, all in conformity with generally accepted accounting principles consistently applied.

      (j) Except to the extent reflected or reserved against in the financial statements referred to above, the Borrower, as of the date of said financial statements, had no liabilities of any nature, whether accrued, absolute or contingent, including, without limitation, tax liabilities, due or to become due, or arising out of transactions entered into.

      (k)  Since the date of the financial statements referred to in
           Section 2.1(i), and except as shown on Exhibit A, there has not been:

      (i) any change in the condition of the Borrower's assets or liabilities, other than changes in its ordinary course of business, none of which has been materially adverse, nor has there been any depletion of cash or decrease of working capital which has been materially adverse;

           (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Borrower's properties or business;

           (iii) any declaration of, setting aside of, or making of a payment of any dividend or other distribution with respect to the Borrower's capital stock or any direct or indirect redemption, purchase or other acquisition of any such stock, except for distributions to its stockholders to satisfy federal and state tax liabilities on undistributed income (if Borrower is a Subchapter "S" corporation); or

           (iv)   any materially adverse:

                  (1) controversy with any labor organization or employees;

                  (2) claim or controversy involving any federal, state or local governmental agencies; or

                  (3) other event or condition materially affecting the business or properties of the Borrower.

      (l) The Borrower has filed all federal and state income tax returns, excise tax returns, and all other tax returns of every kind and nature which are required to be filed by the Borrower as of the date hereof and has paid all taxes shown to be due on said returns.

      (m) The Borrower has no other addresses at which the Borrower has an office, conducts business or at which any of the Borrower's property is located except as set forth on Exhibit A.

      (n) The execution and delivery of this Agreement, the borrowing by the Borrower as herein provided, the execution and delivery by the Borrower of all instruments, agreements and documents of every kind and nature pursuant hereto and the performance by the Borrower of all of its obligations to the Bank hereunder have been duly authorized by the Board of Directors of the Borrower and this Agreement and all instruments, agreements and documents executed pursuant hereto are valid and binding obligations of the Borrower enforceable in accordance with their terms except to the extent such enforceability may be limited by laws of general application affecting the rights of creditors.

      (o) There is no provision in the articles of organization, agreement of association or the by-laws of the Borrower, or any indenture, contract or agreement to which it is a party or by which it is bound, which prohibits the execution and delivery of this Agreement or the performance by the Borrower of its obligations hereunder.

      (p) No event has occurred and no condition exists, which, upon the execution and delivery of this Agreement would constitute a default or an Event of Default hereunder. Neither the nature of the Borrower or any of its business or properties, nor any relationships between the Borrower and any other person, nor any circumstances in connection with the execution or delivery of this Agreement, is such as to require a consent, approval, or authorization of or filing, registration, or qualification with, any governmental authority on the part of the Borrower as a condition of the execution and delivery of this Agreement or any other instrument, agreement or document contemplated hereby, or the performance by the Borrower of its obligations hereunder or thereunder.

      (q) The Borrower has no pension, profit sharing, stock option, Employee Stock Ownership Trust ("ESOT"), insurance or other similar plan providing for a program of deferred compensation or benefits for any employee or officer, except as indicated on Exhibit A hereto.

                                  SECTION 3
                                  ---------

                            AFFIRMATIVE COVENANTS
                            ---------------------

      3.1 The Borrower will duly and punctually pay all interest and principal becoming due to the Bank and will duly and punctually perform all things on its part to be done or performed under this Agreement, or pursuant to any instrument, document or agreement executed pursuant hereto.

      3.2 The Borrower will, at all times, keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

      3.3 The Borrower will, at all reasonable times, and upon reasonable notice from the Bank, make its books and records available, in its offices, for inspection, examination and copying by the Bank and the Bank's representatives and will, at all reasonable times, and upon reasonable notice from the Bank, permit inspection of its properties by the Bank and the Bank's representatives.

      3.4 The Borrower will, at reasonable times, furnish the Bank with such information and statements as the Bank may reasonably request and with copies of all financial statements and reports that it shall send or make available to stockholders.

      3.5  The Borrower will furnish the Bank quarterly, within forty-five
(45) days after the close of each fiscal quarter, commencing with the quarterly period in which this Agreement is executed, a balance sheet and income statement reflecting the financial condition of the Borrower at the end of each such period and the results of its operations during each such period. Each statement shall also contain comparative statements for the same period during the prior fiscal year. Each balance sheet and income statement shall be prepared by the Borrower and certified by the President, Treasurer or Chief Financial Officer of the Borrower, such certification to state that such balance sheet and income statement fairly present the financial condition and the results of operations of the Borrower at the end of such period and during such period in accordance with generally accepted accounting principles consistently applied, subject, however, to year?end adjustments, none of which will be materially adverse.

      3.6 The Borrower will furnish the Bank annually, within ninety (90) days after the close of each fiscal year, a balance sheet and income and surplus statement reflecting the financial condition of the Borrower at the end of each such fiscal year and the results of its operation during such fiscal year. Each such statement shall also contain comparative statements for the prior fiscal year. Each such balance sheet and income statement is to be audited by an independent certified public accountant selected by the Borrower and satisfactory to the Bank with an audit quality statement to be issued by the accountant and signed by the President and/or Treasurer and/or Chief Financial Officer representing that neither the accounting firm nor the President and/or Treasurer of the Borrower is aware of any material modifications necessary to the financial statements for them to be in conformity with generally accepted accounting principles consistently applied. The Bank hereby acknowledges that Deloitte & Touche are satisfactory independent certified public accountants. In addition, the Borrower shall furnish to the Bank, in a timely manner, all reports filed with the Securities and Exchange Commission ("SEC").

      3.7 The Borrower will, on a quarterly basis, within forty-five (45) days of the end of each fiscal quarter, deliver to the Bank a Compliance Certificate in the form of Exhibit B attached hereto, signed by its President or Treasurer certifying that each such officer has reviewed the provisions of this Agreement (including, without limitation, the financial covenants contained in this Agreement, to the extent they are being tested at that time) and stating in his opinion, if such be the fact, that the Borrower has not been and is not in default as to any of the covenants and agreements of the Borrower contained in this Agreement, or in the event of any such default, setting forth the details thereof.

      3.8 The Borrower shall make its books and records available to the Bank, upon reasonable request, for audit at such reasonable times as the Bank deems necessary, in its reasonable business judgment.

      3.9 The Borrower will maintain its corporate existence in good standing, comply with all laws and regulations of the United States, of any state or states thereof, of any political subdivision thereof and of any governmental authority which may be applicable to the Borrower or to the Borrower's business.

      3.10 The Borrower will pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, old age benefit, withholding, sales and other taxes assessed against it or payable by it at such times and in such manner to prevent any lien or charge from attaching to its properties which in each instance would exceed $175,000.00. The provisions of this section, however, shall not preclude the Borrower from contesting in good faith and diligently prosecuting any such tax, provided, however, that the Borrower shall, upon reasonable request of the Bank, maintain reserves sufficient to discharge such tax in the event such contest is resolved against the Borrower. The Borrower shall not be in default under this Section by reason of the existence of a lien for taxes not then due.

      3.11 The Borrower will put and maintain its properties in good repair, working condition and order and, from time to time, make all needful and proper repairs, renewals and replacements.

      3.12 The Borrower will maintain insurance at all times covering such risks and in such amounts as the Bank may reasonably require in accordance with industry standards, all such insurance to be in such form and for such periods and written by such companies as shall be reasonably acceptable to the Bank.

      3.13 The Borrower will pay or reimburse the Bank, on demand, for all reasonable expenses (including, without limitation, counsel fees and expenses) incurred or paid by the Bank in connection with the preparation, amendment, interpretation, extension or negotiation of this Agreement, and any instrument, agreement or document to be delivered pursuant hereto; the enforcement by the Bank of its rights as against the Borrower; and in the defense of any action against the Bank with respect to its rights or liabilities hereunder or thereunder if the Bank prevails in such action.

      3.14 The Borrower will punctually and promptly make all payments and perform all other obligations which may be required of it with respect to any indebtedness (whether for money borrowed, goods purchased, services rendered or however such indebtedness may otherwise arise) owing to persons, firms or corporations other than the Bank, including, without limitation, indebtedness which may be secured by a security interest in assets of the Borrower or property of the Borrower, and all obligations under the terms of any lease in which the Borrower is the lessee. The provisions of this section shall not preclude the Borrower from contesting in good faith and diligently prosecuting any such indebtedness or obligation.

      3.15 The Borrower shall pay or cause to be paid when due all amounts necessary to fund in accordance with their terms all the Borrower's deferred compensation plans whether now in existence or hereafter created, and the Borrower will not withdraw from participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to any deferred compensation plan maintained for the benefit of its employees under circumstances that could result in liability to the Pension Benefit Guaranty Corporation, or any of its successors or assigns, or to the entity which provides funds for such deferred compensation plan.

      3.16. The Borrower shall maintain its primary operating accounts at the Bank.


                                  SECTION 4
                                  ---------

                             NEGATIVE COVENANTS
                             ------------------

      4.1 The Borrower (not including Parlex Shanghai) will not issue evidences of indebtedness or create, assume, become contingently liable for, or suffer to exist indebtedness in addition to indebtedness to the Bank, including letters of credit issued for the account of the Borrower by Bank, except for debt to its officers, directors and stockholders that is subordinated to the Loans on terms reasonably satisfactory to the Bank (the "Subordinated Debt"); provided, however, that the Borrower may incur liabilities which are incurred or arise in the ordinary course of the Borrower's business (other than liabilities incurred or arising with respect to money borrowed.)

      4.2 The Borrower will not declare or pay dividends (unless payable in capital stock of the Borrower, which shall be allowed) or authorize or make any other distribution with respect to its shares of capital stock of the Borrower, whether now or hereafter outstanding (unless all financial covenants contained herein have been satisfied and such action would not cause the Borrower to violate any such covenants).

      4.3 The Borrower will not make any loans or advances (except as contemplated in Section 4.4 below) to any individual, firm or corporation, including, without limitation, its officers and employees; provided, however, that (a) the Borrower may make advances to its employees, including its officers, with respect to expenses incurred by such employees, which expenses are reimbursable by the Borrower and directly related to the conduct of the Borrower's business; and (b) the Borrower may make loans to Parlex Shanghai.

      4.4 The Borrower will not invest in or purchase any stock or securities of any individual, firm or corporation, provided, however, that the Borrower may invest in (a) direct obligations of the United States of America having a maturity of one year or less from the date of investment;
(b) investment grade bonds; (c) any other security for the purpose of obtaining 10-K's and other financial reports, provided that such investment does not exceed One Thousand ($1,000.00) Dollars; (d) the Parlex Shanghai joint venture; (e) investments in Parlex Dynaflex Corporation, Parlex Business Trust and in Parlex Asia Pacific Limited; and (f) the acquisition of the stock of Poly-Flex Circuits, Inc. and Poly-Flex Circuits, Ltd. by Borrower=s subsidiary, Parlex Acquisition Corporation. In addition, the Borrower may buy back shares of its own stock.

      4.5 The Borrower will not, without the Bank's prior written consent (which shall not be unreasonably withheld), merge or consolidate or be merged or consolidated with or into any other corporation.

      4.6 The Borrower will not sell or dispose of any of its assets, except that the Borrower may: (a) sell inventory in the ordinary and usual course of its business;(b) dispose of (or trade in) equipment which is no longer required for the conduct of the Borrower's business so long as the Borrower receives therefor a sum (or credit) substantially equal to such equipment's fair value; and (c) sell any of its other assets, provided that the net book value thereof does not exceed $300,000.00 in any fiscal year.

      4.7 Except as set forth on Exhibit A, the Borrower will not grant or suffer to exist any mortgage, pledge, title retention agreement, security interest, lien, charge or encumbrance with respect to any of its assets, tangible or intangible, whether now owned or hereafter acquired, or subject any of such assets to the prior payment of any indebtedness, or transfer in any manner any of such assets with the intent or purpose, directly or indirectly, of subjecting such assets to the payment of indebtedness, except for purchase money security interests in the Borrower's equipment.

      4.8 The Borrower will not engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto.

      4.9 (Minimum Current Ratio). The Borrower will not permit the ratio of its current assets to its current liabilities, determined on a consolidated basis, to be less than 1.4 to 1 as at the last day of each fiscal quarter of the Borrower.

      4.10 (Minimum Tangible Net Worth). The Borrower will not permit its tangible net worth, determined on a consolidated basis, to be less than $38,000,000.00 as at the last day of its fiscal year ending June 30, 2000 or less than $38,000,000.00 plus fifty (50%) percent of the prior year end net income for each subsequent fiscal year, to be tested quarterly. The term "tangible net worth" shall mean stockholders' equity determined in accordance with generally accepted accounting principles, consistently applied, subtracting therefrom: (i) intangibles (as determined in accordance with such principles so applied), including, without limitation, goodwill, purchased technology and capitalized software development costs; and (ii) accounts and indebtedness owing from any employee or parent, subsidiary or other affiliate.

      4.11 (Maximum Total Liabilities to Tangible Net Worth Ratio). The Borrower will not permit the ratio of its total liabilities (including, without limitation, all deferred taxes and contingent liabilities such as guarantees) to its tangible net worth, determined on a consolidated basis, to be more than 1.5 to 1 as at the last day of each fiscal quarter of the Borrower.

      4.12 (Minimum Debt Service Coverage Ratio). The Borrower will not permit the ratio of its: (a) EBITDA, minus unfinanced capital expenditures, minus dividends and distributions; to (b) interest, plus current maturities of long term indebtedness; determined on a consolidated basis, to be less than 1.5 to 1.0 for the twelve-month period ending on the last day of each fiscal quarter of the Borrower. For the purposes of this Section, the term AEBITDA@ shall mean, for the applicable period, income from operations before the payment of interest and taxes, plus depreciation and amortization. Prior to the Expiration Date, outstanding balances under the Revolving Loan shall not be considered current maturities of long term indebtedness.

      4.13 (Maximum Senior Funded Indebtedness to EBITDA). The Borrower will not permit the ratio of its senior indebtedness to its EBITDA, determined on a consolidated basis, to be more than 2.5 to 1 for the twelve-month period ending on the last day of each fiscal quarter of the Borrower. For the purposes of this Section, the term Asenior indebtedness@ shall mean all funded indebtedness owing by the Borrower to the Bank and any other institutional lender.

      4.14 All accounting terms not otherwise specifically defined herein shall be construed and interpreted in accordance with generally accepted accounting principles consistently applied.


                                  SECTION 5
                                  ---------

                                   DEFAULT
                                   -------

      5.1 The occurrence of any of the following events (after the expiration of any applicable grace period) shall be an Event of Default hereunder:

       (a) The Borrower shall fail to pay any installment of principal or interest on account of the Loans or any other liabilities of Borrower to Bank when such payment is due, which failure remains uncured for five (5) business days.

       (b) The Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or in any instrument, document or agreement executed pursuant hereto, and in the event that such failure can be cured, such failure remains uncured for ten (10) business days.

       (c) Any warranty, representation or statement made or furnished to the Bank by or on behalf of the Borrower proves to have been false in any material respect when made or furnished.

       (d) Any event which results in the acceleration of the maturity of the indebtedness of the Borrower to others under any indenture, agreement, undertaking or otherwise.

       (e) Dissolution, termination of existence or insolvency of the Borrower.

       (f) The Borrower shall: (i) cease, be unable, or admit in writing its inability to pay its debts as they mature, or make a general assignment for the benefit of, or enter into any composition, trust mortgage or other arrangement with creditors; (ii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee or liquidator of the Borrower or of a substantial part of its assets, or authorize such application or consent, or proceedings seeking such appointment shall be commenced against the Borrower; or (iii)the filing of any complaint, application or petition by the Borrower or with the Borrower's consent (by admission of material allegations of a petition or otherwise) initiating any matter in which the Borrower is or may be granted any relief from its debts pursuant to Title 11 of the United States Code entitled "Bankruptcy" (the "Bankruptcy Code") or any other bankruptcy, reorganization, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction.

       (g) The filing against the Borrower of a petition under the Bankruptcy Code naming the Borrower as debtor, which is not dismissed within sixty (60) days thereafter.

       (h) The calling or sufferance by the Borrower of a meeting of the creditors of the Borrower or the occurrence of a meeting by the Borrower or a representative thereof with a formal or informal committee of creditors of the Borrower.

      5.2 Upon the occurrence of any Event of Default, all Loans of the Borrower to the Bank shall, at the Bank's option and without notice or demand, and notwithstanding any terms of payment in any note or other instrument evidencing such Loans, become immediately due and payable, and any obligation of the Bank to consider making Revolving Loans pursuant to
Section 1 shall terminate.


                                  SECTION 6
                                  ---------

                                   NOTICE
                                   ------

      6.1 All notices and other communications hereunder shall be made by facsimile, overnight air courier, or certified or registered mail, return receipt requested, and shall be deemed to be received by the party to whom it was sent one (1) business day after sending, if sent by facsimile, or overnight air courier, and three (3) business days after mailing if sent by certified or registered mail. All such notices and other communications to a party hereto shall be addressed to such party at the address set forth at the beginning of this Agreement or to such other address as such party may designate for itself in a notice to the other party given in accordance with this section.

      6.2 The addresses to which such communications shall be sent are as follows:

      (a)  If intended for the Borrower, to:

           Parlex Corporation
           145 Milk Street
           Methuen, MA 01844
           ATTN: Peter J. Murphy, President
           Phone:  (978) 685-4341
           Fax:    (978) 685-7867

           with copies to:

           Edward D. Kutchin, Esq.
           Kutchin & Rufo, P.C.
           175 Federal Street
           Boston, MA 02110-2210
           Phone:  (617) 542-3000
           Fax:    (617) 542-3001

      (b)  If intended for the Bank, to:

           Fleet National Bank
           One Hundred Federal Street
           Boston, MA 02110
           ATTN: Thomas F. Brennan, Vice President
           Phone:  (617) 434-4512
           Fax:    (617) 434-1279

           with copies to:

           Brian T. Garrity, Esq.
           Shapiro, Israel & Weiner, P.C.
           100 North Washington Street
           Boston, MA 02114
           Phone:  (617) 742-4200
           Fax:    (617) 742-2355

      6.3 The addresses set forth herein may be changed by notice hereunder.

                                  SECTION 7
                                  ---------

                                MISCELLANEOUS
                                -------------

      7.1 The Borrower will from time to time execute and deliver to the Bank all such other and further instruments and documents and take or cause to be taken all such other and further action as the Bank may reasonably request in order to effect and confirm or vest more securely in the Bank all rights contemplated in this Agreement.

      7.2 The Borrower may take any action herein prohibited or omit to perform any act required to be performed by the Borrower if the Borrower shall obtain the Bank's prior written consent to each such action, or omission to act, which consent shall not be unreasonably withheld. No waiver on the Bank's part on any one occasion shall be deemed a waiver on any other occasion. The Bank shall not be deemed to have waived any of its rights hereunder unless such waiver shall be in writing and duly signed by an authorized officer of the Bank.

      7.3 This Agreement may be amended only by an instrument in writing and duly signed by an authorized officer of the Borrower and an authorized officer of the Bank.

      7.4 All covenants, agreements, representations and warranties contained in this Agreement shall bind the Borrower, its respective successors and assigns, and shall inure to the Bank's benefit and the benefit of the Bank's successors and assigns, whether expressed or not.

      7.5 All rights of the Bank hereunder shall be cumulative. The Borrower and any guarantor hereby waives presentment and protest of any instrument and any notice thereof.

      7.6 If any provisions of this Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall relate solely to such provision and shall not affect the remainder of this Agreement.

      7.7 This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

      7.8  This Agreement shall take effect as an instrument under seal.

      7.9 BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. Borrower hereby certifies that neither Bank nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Bank would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. Borrower acknowledges that Bank has been induced to enter into this Agreement by, among other things, this waiver. Borrower acknowledges that it has read the provisions of this Agreement and in particular, this Section; has consulted legal counsel; understands the right it is granting in this Agreement and is waiving in this Section in particular, and makes the above waiver knowingly, voluntarily and intentionally.

      7.10 Borrower and Bank agree that any action or proceeding to enforce or arising out of this Agreement may be commenced in any court of the Commonwealth of Massachusetts sitting in the counties of Suffolk or Middlesex, or in the District Court of the United States for the District of Massachusetts.

      7.11 The exhibits annexed hereto as Exhibit A and Exhibit B are the only exhibits to be annexed to this Agreement, and the material contained therein shall be incorporated herein.

      7.12 The captions herein contained are inserted as a matter of convenience only and such captions do not form a part of this Agreement and shall not be utilized in the construction hereof.

      7.13 Borrower and Guarantor hereby grant to Bank, a lien, security interest and right of setoff as security for all Liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time, without demand or notice, Bank may set off the same or any part thereof and apply the same to any Liability or obligation of Borrower and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loans. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO ANY SUCH DEPOSITS. CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.


WITNESS:                               PARLEX CORPORATION


______________________________         By:_________________________________
Brian T. Garrity, Esq.                    Herbert W. Pollack, Chairman



                                       FLEET NATIONAL BANK


                                       By:_________________________________
                                          Thomas F. Brennan, Vice President


14